UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

LIVERAMP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains an interview given by Scott Howe, Chief Executive Officer of Registrant to Marketing Dive on June 23, 2026.

CANNES, FRANCE — LiveRamp has had a busy 2026 so far, inclusive of a conversation-stirring acquisition. Many of the data-collaboration platform’s biggest moves — a measurement partnership with OpenAI and its planned $2.2 billion takeover by Publicis Groupe, to name two — are again in the spotlight at Cannes Lions this week.

The ad-tech firm’s heightened profile at Cannes aligns with a larger shift that has seen the festival celebrating creativity gravitate more toward data-driven marketing and technology, areas that have been supercharged by the hype around artificial intelligence in recent years.

“All of the sudden, we’re the geeky, dorky kid who became popular,” said LiveRamp CEO Scott Howe in an interview.

Building on the tech theme, LiveRamp on Tuesday unveiled a new partnership with Adobe that expands its footprint further into the creative production realm. LiveRamp will supply shopper data to Adobe’s GenStudio for commerce media networks, pairing that data with Adobe’s Real-Time CDP Collaboration capability. Commerce media advertisers, in turn, will no longer need to rely on modeled audiences to inform their AI-generated creative, but now can have real transaction-level insights power their personalization efforts at scale.

“For the first time, someone can not just optimize their audience, but optimize the creative as well, down to a very granular level,” said Howe. “You can target a zillion different permutations of creative and figure out exactly what works.”

Collaboration at the core

A chief focus of LiveRamp is identifying platforms, which Howe calls “destinations,” that are starting to run advertising but looking to round out their measurement and data activation without needing to build a tech stack from scratch.

In recent years, that initiative has involved partnering with emergent apps in social, such as TikTok, as well as connected and TV streaming players like Netflix. The groundswell around AI advertising is a natural extension of that work as more channels, including search and shopping, are reoriented around chatbots.

“If data goes in to make the [chatbot] communication more effective, the content more effective, then shouldn’t data also be used to determine whether that was relevant content for the user? Of course it should,” said Howe.

LiveRamp’s exploratory team for these new destinations, which is led by Chief Connectivity and Ecosystem Officer Travis Clinger, began calling OpenAI frequently around its ads launch earlier this year, and the ChatGPT developer quickly realized that both companies share a lot in common.

LiveRamp is initially enabling ChatGPT advertisers to use its Conversions API Hub for extending measurement beyond cookie-based tracking, but has positioned itself as a longer-term partner for OpenAI’s advertising journey. OpenAI has a major presence at Cannes Lions for the first time, teeing up a test of advertiser appetites for a platform that is just four months old and angling to expand rapidly during a period when more companies are strating to question the soaring costs of AI development.

“Here’s a company that’s right on the leading edge saying ... we’re going to prove that the ROI pans out. I think it’s really smart,” said Howe of OpenAI. “It’s the best place to start. From the get-go, we’ll be able to say, ‘Hey, we think this works, but don’t trust us. Look at your results.’”

Outlook on Publicis

Around the announcement of the Publicis deal in May, Howe stated that it would unlock “greater resources and flexibility to scale our business.” On the resources front, the CEO is hoping to harness Publicis’ global scale to crack into international markets that only make up about 5% of LiveRamp’s revenue at the moment.

“If I look at my client base, they’re almost entirely global,” said Howe, referencing marketers like Procter & Gamble and Coca-Cola. “Quite honestly, I’ve probably disappointed them over the last decade because I haven’t been able to move fast enough in those global markets.”

Flexibility is a thornier topic. Publicis, which says it is buying LiveRamp to accelerate its bets on agentic AI, is taking over a platform that has long been valued for its collaborative capabilites. Skeptics have raised alarms that the deal will eventually advantage Publicis and may tarnish LiveRamp’s reputation as a neutral connective tissue between advertisers, platforms and publishers.

Howe acknowledged concern among some agencies, but emphasized that open-mindedness will continue to be a mandate for LiveRamp. The CEO added that the majority of LiveRamp’s clients are excited and curious about the deal, which is expected to close by the end of the year. He suggested that much of the harshest criticism stems from biased rivals that smell an opportunity to siphon market share and business from LiveRamp.

“Whatever assurance [agencies] need that we’re going to continue to be neutral — of course we are,” said Howe. “The whole value we’ve always brought is by working with everyone together in the industry.”

As much as Howe is pledging a commitment of neutrality, some agencies don’t seem convinced. WPP, a major Publicis rival, plans to stop its use of LiveRamp following the takeover, CEO Cindy Rose told Campaign at a Cannes discussion later Monday afternoon. LiveRamp declined to comment on the news.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning Publicis, LiveRamp, the proposed transaction and other matters. Forward-looking statements contained herein could include, among other things, statements regarding the anticipated timing of the consummation of the proposed transaction; statements about management’s confidence in and strategies for performance of the combined businesses; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. These forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside the parties’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication including, but not limited to: (1) failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change, or other circumstance that could give rise to the right of one or multiple of the parties to terminate the definitive agreement between Publicis and LiveRamp; (2) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or satisfied on a timely basis or at all; (3) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including those resulting from the announcement, pendency or completion of the transaction; (4) risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; (5) failure to realize anticipated benefits of the combined operations; (6) risks relating to unanticipated costs of integration; (7) ability to hire and retain key personnel; (8) ability to successfully integrate the companies’ businesses; (9) the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors, including reputational risk; (10) ability to attract new clients and retain existing clients in the manner anticipated; (11) reliance on and integration of information technology systems; (12) suffering reduced profits or losses as a result of intense competition; or (13) potential litigation that may be instituted against LiveRamp or its directors or officers related to the proposed transaction or the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2026, in Part I “Cautionary Statements Relevant to Forward-Looking Information” and Part I, Item 1A, “Risk Factors,” as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission (the “SEC”) and those described in documents Publicis has filed with the Autorité des Marchés Financiers (the French securities regulator). The parties do not undertake, nor do they have, any obligation to provide updates or to revise any forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, LiveRamp Holdings, Inc. has filed a preliminary proxy statement and intends to file a definitive proxy statement with the SEC relating to the proposed transaction (the “proxy statement”). The definitive proxy statement will be mailed to LiveRamp’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at LiveRamp’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in LiveRamp’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

PARTICIPANTS IN THE SOLICITATION

Publicis, LiveRamp and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LiveRamp in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of LiveRamp in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about the directors and executive officers of LiveRamp and their ownership of shares of LiveRamp common stock and other securities of LiveRamp can be found in the sections entitled “Nominees and Continuing Directors,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Non-Employee Director Compensation” included in LiveRamp’s Preliminary Proxy Statement in connection with its 2026 Special Meeting of Stockholders, filed with the SEC on June 24, 2026; in the Form 3 and Form 4 initial statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by LiveRamp’s directors and executive officers; and in other documents subsequently filed by LiveRamp with the SEC, including LiveRamp’s definitive proxy statement when it becomes available. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.